Exhibit 99.1

Kinsale Capital Group, Inc. Reports 2019 Fourth Quarter and Year-End Results
Richmond, VA, February 20, 2020-Kinsale Capital Group, Inc. (NASDAQ:KNSL) reported net income of $17.9 million, $0.79 per diluted share, for the fourth quarter of 2019 compared to $4.4 million, $0.20 per diluted share, for the fourth quarter of 2018. Net income was $63.3 million, $2.86 per diluted share, for the year ended December 31, 2019 compared to $33.8 million, $1.56 per diluted share, for the year ended December 31, 2018. For the fourth quarter and year ended December 31, 2019, net income included after-tax catastrophe losses of $1.2 million and $2.4 million, respectively. For the fourth quarter and year ended December 31, 2018, net income included after-tax catastrophe losses of $4.1 million and $4.5 million, respectively.
Net operating earnings(1) were $14.3 million, $0.63 per diluted share, for the fourth quarter of 2019 compared to $10.1 million, $0.46 per diluted share, for the fourth quarter of 2018. Net operating earnings(1) were $53.2 million, $2.41 per diluted share, for the year ended December 31, 2019 compared to $38.7 million, $1.79 per diluted share, for the year ended December 31, 2018.

Highlights for the fourth quarter of 2019 included:

•	Net income increased by 301.4% compared to the fourth quarter of 2018

•	Net operating earnings(1) of $14.3 million increased by 42.1% compared to the fourth quarter of 2018

•	55.4% growth in gross written premiums to $112.1 million compared to the fourth quarter of 2018

•	20.8% increase in net investment income to $5.5 million compared to the fourth quarter of 2018

•	49.5% increase in underwriting income(1) to $11.5 million compared to the fourth quarter of 2018, resulting in a combined ratio of 86.1%

Highlights for the full year of 2019 included:

•	Net income increased by 87.4% compared to the full year of 2018

•	Net operating earnings(1) of $53.2 million increased by 37.4% compared to the full year of 2018

•	41.4% growth in gross written premiums to $389.7 million compared to the full year of 2018

•	28.3% increase in net investment income to $20.1 million compared to the full year of 2018

•	38.4% increase in underwriting income(1) to $43.2 million compared to the full year of 2018, resulting in a combined ratio of 84.7%

•	15.9% operating return on equity(1) for the year ended December 31, 2019
(1) See discussion of "Non-GAAP Financial Measures" below.
"It has been a remarkable year of growth and opportunity for our company. Our results reflect our ability to capitalize on favorable market conditions and to increase premiums by over 55% for the quarter and over 40% for the full year compared 2018. Additionally, through disciplined underwriting and cost control we achieved a combined ratio of under 85% for 2019 consistent with our long-term expectations.
"As we look to the year ahead, we expect to further grow our business and to continue to invest in our technology-driven business model to ensure we are well positioned to generate best-in-class returns for our investors across all points in the business cycle," said President and Chief Executive Officer, Michael P. Kehoe.

Results of Operations
Underwriting Results
Gross written premiums were $112.1 million for the fourth quarter of 2019 compared to $72.2 million for the fourth quarter of 2018, an increase of 55.4%. Gross written premiums were $389.7 million for the year ended December 31, 2019 compared to $275.5 million for the year ended December 31, 2018, an increase of 41.4%. The increase in gross written premiums during the fourth quarter and year ended December 31, 2019 over the same periods last year was due to higher submission activity from brokers across most lines of business and better pricing on bound accounts, resulting from favorable market conditions.
Underwriting income(2) was $11.5 million, resulting in a combined ratio of 86.1%, for the fourth quarter of 2019, compared to $7.7 million, and a combined ratio of 87.1% for the same period last year. Loss and expense ratios were 62.1% and 24.0%, respectively, for the fourth quarter of 2019 compared to 62.4% and 24.7% for the fourth quarter of 2018. The loss ratios included current accident year catastrophe losses of $1.5 million, or 1.8 points, for the fourth quarter of 2019, and $5.2 million, or 8.7 points, for the fourth quarter of 2018. Favorable development on reserves from prior accident years was $1.1 million, or 1.3 points, for the fourth quarter of 2019, and $1.3 million, or 2.2 points, for the fourth quarter of 2018.
Underwriting income(2) was $43.2 million, resulting in a combined ratio of 84.7%, for the year ended December 31, 2019, compared to $31.2 million, and a combined ratio of 85.3% for the prior year. Loss and expense ratios were 59.9% and 24.8%, respectively, for the year ended December 31, 2019 compared to 60.2% and 25.1%, respectively, for the year ended December 31, 2018. The loss ratios included current accident year catastrophe losses of $3.0 million, or 1.1 points, for the year ended December 31, 2019 and $5.7 million, or 2.7 points, for the year ended December 31, 2018. Favorable development on reserves from prior accident years was $9.4 million, or 3.3 points, for the year ended December 31, 2019 and $7.0 million, or 3.3 points, for the year ended December 31, 2018.
Summary of Operating Results
The Company’s operating results for the three months and year ended December 31, 2019 and 2018 are summarized as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	($ in thousands)
Gross written premiums	$112,137	$72,164	$389,694	$275,538
Ceded written premiums	(12,582)	(10,476)	(47,633)	(39,924)
Net written premiums	$99,555	$61,688	$342,061	$235,614

Net earned premiums	$82,782	$59,438	$282,981	$212,688
Losses and loss adjustment expenses	51,442	37,090	169,563	128,041
Underwriting, acquisition and insurance expenses	19,840	14,658	70,217	53,425
Underwriting income(2)	$11,500	$7,690	$43,201	$31,222

Loss ratio	62.1%	62.4%	59.9%	60.2%
Expense ratio	24.0%	24.7%	24.8%	25.1%
Combined ratio	86.1%	87.1%	84.7%	85.3%

Annualized return on equity(3)	17.9%	6.8%	18.9%	13.5%
Annualized operating return on equity(4)	14.4%	15.5%	15.9%	15.4%

(2)	Underwriting income is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.

(3)	Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending total stockholders’ equity during the period.

(4)
Annualized operating return on equity is a non-GAAP financial measure. We define operating return on equity as net operating earnings expressed as a percentage of average beginning and ending total stockholders’ equity during the period. See discussion of "Non-GAAP Financial Measures" below.

The following tables summarize losses incurred for the current accident year and the development of prior accident years for the three months and year ended December 31, 2019 and 2018:

	Three Months Ended December 31, 2019		Three Months Ended December 31, 2018
	Losses and Loss Adjustment Expenses	% of Earned Premiums	Losses and Loss Adjustment Expenses	% of Earned Premiums
Loss ratio:	($ in thousands)
Current accident year	$51,022	61.6%	$33,231	55.9%
Current accident year - catastrophe losses	1,493	1.8%	5,174	8.7%
Effect of prior accident year development	(1,073)	(1.3)%	(1,315)	(2.2)%
Total	$51,442	62.1%	$37,090	62.4%

	Year Ended December 31, 2019		Year Ended December 31, 2018
	Losses and Loss Adjustment Expenses	% of Earned Premiums	Losses and Loss Adjustment Expenses	% of Earned Premiums
Loss ratio:	($ in thousands)
Current accident year	$175,939	62.1%	$129,346	60.8%
Current accident year - catastrophe losses	3,047	1.1%	5,732	2.7%
Effect of prior accident year development	(9,423)	(3.3)%	(7,037)	(3.3)%
Total	$169,563	59.9%	$128,041	60.2%
Investment Results
The Company’s net investment income was $5.5 million in the fourth quarter of 2019 compared to $4.6 million in the fourth quarter of 2018, an increase of 20.8%. Net investment income was $20.1 million for the full year of 2019 compared to $15.7 million for the full year of 2018. The Company’s investment portfolio, excluding cash and cash equivalents, had a gross investment return(5) of 3.1% for the year ended December 31, 2019 compared to 3.0% for the year ended December 31, 2018. Funds are generally invested conservatively in high quality securities, including government agency, mortgage-backed, municipal and corporate bonds with an average credit quality of "AA." The weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 4.3 years at December 31, 2019 and 3.9 years at December 31, 2018. Cash and invested assets totaled $908.2 million at December 31, 2019 compared to $643.1 million at December 31, 2018.

(5)
Gross investment return is investment income from fixed-maturity and equity securities, before any deductions for fees and expenses, expressed as a percentage of average beginning and ending balances of those investments during the period.

Other
Total comprehensive income, which includes net income and the change in after-tax unrealized gains and losses from the Company’s available-for-sale investments, was $78.1 million for the full year of 2019 compared to $28.3 million for the full year of 2018. The improvement in unrealized gains during 2019 related to higher fair values of the Company's fixed-maturity investments, which was mostly attributable to a lower interest rate environment.

The effective tax rate for the year ended December 31, 2019 was 16.7%. The effective tax rate was lower than the federal statutory rate principally due to the tax benefits from the exercise of stock options and from interest income generated by certain tax-advantaged investments.
Stockholders' equity was $405.9 million at December 31, 2019, compared to $264.0 million at December 31, 2018. Operating return on equity was 15.9% for the full year of 2019, an increase from 15.4% for the full year of 2018, which was attributable to growth in the business year over year, offset in part by the proceeds received from the Company's equity offering in the third quarter of 2019 of $65.9 million.
Non-GAAP Financial Measures
Net Operating Earnings
Net operating earnings is defined as net income excluding the effects of net unrealized gains and losses on equity securities, after taxes, and net realized gains and losses on investments, after taxes. Management believes the exclusion of these items provides a more useful comparison of the Company's underlying business performance from period to period. Net operating earnings and percentages or calculations using net operating earnings (e.g., diluted operating earnings per share and annualized operating return on equity) are non-GAAP financial measures. Net operating earnings should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define net operating earnings differently.
For the three months and year ended December 31, 2019 and 2018, net income and diluted earnings per share reconcile to net operating earnings and diluted operating earnings per share as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	($ in thousands, except per share data)
Net operating earnings:
Net income	$17,853	$4,448	$63,316	$33,787
Change in fair value of equity securities, after taxes	(3,428)	5,633	(9,787)	5,178
Net realized gains on investments, after taxes	(102)	(1)	(284)	(222)
Net operating earnings	$14,323	$10,080	$53,245	$38,743

Diluted operating earnings per share:
Diluted earnings per share	$0.79	$0.20	$2.86	$1.56
Change in fair value of equity securities, after taxes, per share	(0.15)	0.26	(0.44)	0.24
Net realized gains on investments, after taxes, per share	—	—	(0.01)	(0.01)
Diluted operating earnings per share(1)	$0.63	$0.46	$2.41	$1.79

Operating return on equity:
Average equity(2)	$397,958	$260,946	$334,933	$251,088
Annualized return on equity(3)	17.9%	6.8%	18.9%	13.5%
Annualized operating return on equity(4)	14.4%	15.5%	15.9%	15.4%

(1)	Diluted operating earnings per share may not add due to rounding.

(2)	Computed by adding the total stockholders' equity as of the date indicated to the prior quarter-end or year-end total, as applicable, and dividing by two.

(3)	Annualized return on equity is net income expressed on an annualized basis as a percentage of average total stockholders’ equity during the period.

(4)	Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average total stockholders’ equity during the period.
Underwriting Income
Underwriting income is defined as net income excluding net investment income, net unrealized gains and losses on equity securities, net realized gains and losses on investments, other income, other expenses and income tax expense. The Company uses underwriting income as an internal performance measure in the management of its operations because the Company believes it gives management and users of the Company's financial information useful insight into the Company's results of operations and underlying business performance. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.
For the three months and year ended December 31, 2019 and 2018, net income reconciles to underwriting income as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(in thousands)
Net income	$17,853	$4,448	$63,316	$33,787
Income tax expense	3,669	661	12,735	6,693
Income before income taxes	21,522	5,109	76,051	40,480
Other expenses	—	47	57	168
Net investment income	(5,547)	(4,592)	(20,133)	(15,688)
Change in fair value of equity securities	(4,339)	7,130	(12,389)	6,555
Net realized investment gains	(129)	(1)	(359)	(281)
Other income	(7)	(3)	(26)	(12)
Underwriting income	$11,500	$7,690	$43,201	$31,222

Conference Call
Kinsale Capital Group will hold a conference call to discuss this press release on Friday, February 21, 2020, at 9:00 a.m. (Eastern Time). Members of the public may access the conference call by dialing (844) 239-5282, conference ID# 3479527, or via the Internet by going to www.kinsalecapitalgroup.com and clicking on the "Investor Relations" link. A replay of the call will be available on the website until the close of business on April 20, 2020.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as "believe," "expect," "seek," "may," "will," "intend," "project," "plan," "estimate" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; adverse economic factors; inherent uncertainty of models resulting in actual losses that are materially different than the Company's estimates; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its excess and surplus lines insurance operations; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
About Kinsale Capital Group, Inc.
Kinsale Capital Group, Inc. is a specialty insurance group headquartered in Richmond, Virginia, focusing on the excess and surplus lines market.
Contact
Kinsale Capital Group, Inc.
Bryan Petrucelli
Senior Vice President, Chief Financial Officer and Treasurer
804-289-1272
ir@kinsalecapitalgroup.com

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income and Comprehensive Income

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues	(in thousands, except per share data)
Gross written premiums	$112,137	$72,164	$389,694	$275,538
Ceded written premiums	(12,582)	(10,476)	(47,633)	(39,924)
Net written premiums	99,555	61,688	342,061	235,614
Change in unearned premiums	(16,773)	(2,250)	(59,080)	(22,926)
Net earned premiums	82,782	59,438	282,981	212,688

Net investment income	5,547	4,592	20,133	15,688
Change in fair value of equity securities	4,339	(7,130)	12,389	(6,555)
Net realized investment gains	129	1	359	281
Other income	7	3	26	12
Total revenues	92,804	56,904	315,888	222,114

Expenses
Losses and loss adjustment expenses	51,442	37,090	169,563	128,041
Underwriting, acquisition and insurance expenses	19,840	14,658	70,217	53,425
Other expenses	—	47	57	168
Total expenses	71,282	51,795	239,837	181,634
Income before income taxes	21,522	5,109	76,051	40,480
Income tax expense	3,669	661	12,735	6,693
Net income	17,853	4,448	63,316	33,787

Other comprehensive income (loss)
Change in unrealized (losses) gains on available-for-sale investments, net of taxes	(1,803)	2,356	14,774	(5,469)
Total comprehensive income	$16,050	$6,804	$78,090	$28,318

Earnings per share:
Basic	$0.81	$0.21	$2.94	$1.60
Diluted	$0.79	$0.20	$2.86	$1.56

Weighted-average shares outstanding:
Basic	22,060	21,141	21,528	21,090
Diluted	22,645	21,738	22,136	21,685

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets

	December 31, 2019	December 31, 2018
	(in thousands)
Assets
Investments:
Fixed-maturity securities at fair value	$729,532	$510,251
Equity securities at fair value	78,294	57,711
Total investments	807,826	567,962

Cash and cash equivalents	100,408	75,089
Investment income due and accrued	4,743	3,783
Premiums receivable, net	34,483	24,253
Reinsurance recoverable	72,574	56,788
Ceded unearned premiums	16,118	16,072
Deferred policy acquisition costs, net of ceding commissions	23,564	14,801
Intangible assets	3,538	3,538
Deferred income tax asset, net	3,374	7,176
Other assets	23,922	3,601
Total assets	$1,090,550	$773,063

Liabilities & Stockholders' Equity
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	$460,058	$369,152
Unearned premiums	187,374	128,250
Payable to reinsurers	7,151	4,565
Accounts payable and accrued expenses	12,366	7,090
Credit facility	16,744	—
Other liabilities	977	20
Total liabilities	684,670	509,077

Stockholders' equity	405,880	263,986
Total liabilities and stockholders' equity	$1,090,550	$773,063